Exhibit 99.1

Sonim Technologies Announces Preliminary First Quarter 2023 Results

San Diego, Calif. (April 25, 2023) — Sonim Technologies (Nasdaq: SONM) today announced that it expects to report continued sequential and year-over-year sales growth in the first quarter of 2023, ended March 31. First quarter 2023 revenue is anticipated to be approximately $25.8 million.

Sonim’s preliminary first quarter revenue would represent sequential growth of at least 7% from revenue of $24.1 million in the fourth quarter 2022 and year-over-year growth of at least 94% from revenue of $13.3 million in the first quarter 2022.

Sonim CEO Peter Liu said, “Since first closing our growth equity investment in July 2022, Sonim has embarked on sustained revenue growth driven by the new management team and corporate strategy. We have delivered a fully refreshed line of best-in-class rugged mobile phones, including the exciting new XP10 5G ultrarugged Android smartphone, as well as proven our ability to access new sales channels in adjacent markets where our mobile device expertise adds value. We continue to expand into these adjacent device opportunities and advance to our goal of profitable operations.”

Sonim’s results for the first quarter of 2023 have not been finalized and are subject to Sonim’s financial statement closing procedures. There can be no assurance that actual results will not differ from the preliminary (unaudited) estimates described in this press release. Final dollar amounts as of and for the three months ended March 31, 2023, will be reported in Sonim’s Quarterly Report on Form 10-Q for the period ended March 31, 2023.

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About Sonim Technologies, Inc.

Sonim Technologies is a leading U.S. provider of ultra-rugged, rugged and consumer durable mobile devices designed to provide extra protection for users that demand more durability in their work and everyday lives. We currently sell our ruggedized mobility solutions to several of the largest wireless carriers in the United States - including AT&T, T-Mobile and Verizon - as well as the three largest wireless carriers in Canada - Bell, Rogers and Telus Mobility. Our ruggedized phones and accessories are also sold through distributors in North America and Europe. Sonim devices and accessories connect users with voice, data, workflow and lifestyle applications that enhance the user experience while providing an extra level of protection. For more information, visit www.sonimtech.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, Sonim’s expected financial performance, including revenue, Sonim’s financial outlook, ability to achieve cash positive operations, and Sonim’s declaring or reaffirming its business and financial objectives. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: Sonim’s ability to continue as a going concern and improve its liquidity and financial position; Sonim’s exploration of strategic or financial alternatives may not result in any transaction or alternative that enhances value; risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next generation products; anticipated sales levels of both new and legacy products; Sonim’s reliance on its channel partners to generate a substantial majority of its revenues; the limited operating history in Sonim’s markets; Sonim’s ongoing restructuring and transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; the impact of global macroeconomic events, inflation, and the COVID-19 pandemic, as well as the other risk factors described under “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Sonim Technologies Contacts

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200